UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 15, 2012

Date of Report (Date of earliest event reported)

ALLERGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10269	95-1622442
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive

Irvine, California 92612

(Address of principal executive offices) (Zip Code)

(714) 246-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 15, 2012, Allergan, Inc., a Delaware corporation (“Allergan”), entered into an Agreement and Plan of Merger, dated as of November 15, 2012 (the “Merger Agreement”), by and among Allergan, Aphrodite Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Allergan (“Merger Sub”), SkinMedica, Inc., a Delaware corporation (“SkinMedica”), and the Equityholders’ Representative (as defined in the Merger Agreement), which provides, subject to the terms and conditions thereof, for the merger of Merger Sub with and into SkinMedica (the “Merger”), with SkinMedica surviving as a wholly-owned subsidiary of Allergan (the “Surviving Corporation”).

The consideration payable to the stockholders, option holders, and warrant holders of SkinMedica (the “SkinMedica Equityholders”) under the Merger Agreement is approximately $350 million in cash payable by Allergan at the closing of the Merger (the “Closing”) (subject to increase or decrease based upon SkinMedica’s net working capital at the Closing, decrease based upon SkinMedica’s outstanding indebtedness at the Closing, and certain other adjustments set forth in the Merger Agreement), plus an additional $25 million in cash contingent upon the achievement of a sales milestone relating to SkinMedica’s products within a specified time period.

The milestone payment is subject to certain setoff rights of Allergan under the Merger Agreement. In addition, $35 million of the consideration payable at the Closing to the SkinMedica Equityholders will be deposited into escrow to satisfy any amount owed by SkinMedica or the SkinMedica Equityholders to Allergan pursuant to the net working capital or indemnification provisions of the Merger Agreement. Approximately $15 million of such funds will be released to the SkinMedica Equityholders 12 months after the Closing, with the remaining funds released 30 months following the Closing.

In connection with the Merger, all of the outstanding capital stock of Colorescience, a California corporation and wholly-owned subsidiary of SkinMedica (“Colorescience”), will be distributed to the accredited SkinMedica Equityholders (with the non-accredited SkinMedica Equityholders receiving cash in lieu of such capital stock), such that the Surviving Corporation will not hold any interest in Colorescience.

The Merger Agreement contains customary representations, warranties and covenants by SkinMedica and Allergan. The representations and warranties in the Merger Agreement were made solely for the benefit of the other parties to the Merger Agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement; (iii) may apply contractual standards of “materiality” or “Material Adverse Effect” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Allergan or SkinMedica.

The consummation of the Merger is subject to, among other things, the approval of the Merger Agreement by the holders of SkinMedica’s preferred stock and the holders of its capital stock voting together as a single class, the option holders and warrant holders of SkinMedica providing consents to and approvals of the Merger Agreement, obtaining certain regulatory approvals, a certain percentage of SkinMedica employees agreeing to new employment arrangements with Allergan, and other customary closing conditions.

The Merger Agreement may be terminated by either Allergan or SkinMedica upon the occurrence of certain events, including if the Closing has not occurred by January 31, 2013 and if such failure to close is not due to breach by the party seeking termination or the failure to obtain certain antitrust approvals.

The boards of directors of Allergan, Merger Sub, and SkinMedica have unanimously approved the Merger Agreement, the Merger, and the related transactions.

The foregoing description of the Merger Agreement is qualified in its entirety by the terms of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 8.01. Other Events

On November 16, 2012, Allergan issued a press release announcing the Merger, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Form 8-K contains “forward-looking statements,” including, but not limited to, statements regarding the Merger, including the consideration to be paid in the Merger and other terms relating to the Merger. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Allergan’s expectations and projections. Risks and uncertainties include, among other things, the failure to satisfy the closing conditions to the Merger, including the receipt of the requisite SkinMedica stockholder approval and requisite regulatory approvals; general industry and market conditions; technological advances and patents attained by competitors; challenges inherent in the research and development and regulatory processes; challenges related to product marketing, such as the unpredictability of market acceptance for new products; general economic conditions; and governmental laws and regulations affecting domestic and foreign operations. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required by law. Additional information concerning the above referenced risk factors and other risk factors can be found in Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2011 Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of November 15, 2012, by and among Allergan, Inc., Aphrodite Acquisition, Inc., SkinMedica, Inc. and David F. Hale, as the Equityholders’ Representative

99.1	Press Release dated November 16, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
Date: November 16, 2012	Title:	Vice President, Associate General Counsel and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of November 15, 2012, by and among Allergan, Inc., Aphrodite Acquisition, Inc., SkinMedica, Inc. and David F. Hale, as the Equityholders’ Representative

99.1	Press Release dated November 16, 2012